Notary's Registry No.5,239

AGREEMENT OF CHAPTER XXVI,

HEADING I OF THE COMPENDIUM OF FOREIGN EXCHANGE RULES

BETWEEN

THE CHILEAN CENTRAL BANK

AND

CITIBANK N.A., NEW YORK

AND

EMPRESA NACIONAL DE ELECTRICIDAD S.A.

In Santiago, Chile, on July twenty ninth, nineteen ninety four, the following parties come before me, **MARIO BAROS GONZALEZ**, an attorney by profession, holder of the license of the Santiago Thirty Third Notary's Office, domiciled at Compañía one thousand three hundred twelve: Mr. MIGUEL FONSECA ESCOBAR, a Chilean citizen, married, employee, holder of identity card number four million two hundred eight thousand eight hundred thirty seven dash four, domiciled in this city at Agustinas number one thousand one hundred eighty, as Subrogate General Manager of the International Division of the CHILEAN CENTRAL BANK, and representative thereof, as certified, a legal person domiciled at the same address, hereinafter, the "BANK"; Mr. DIEGO PERALTA VALENZUELA, a Chilean citizen, married, an attorney by

profession, domiciled at Ahumada number forty, district of Santiago, holder of identity card number five million nine thousand three hundred ten dash seven, on behalf of CITIBANK N.A., NEW YORK, as certified, hereinafter the "BANKING INSTITUTION", a legal person in the banking business, domiciled at Park Avenue three hundred ninety nine, city and state of New York, in the United States of America, incorporated under the laws of the State of New York; and Mr. **JAIME BAUZÁ BAUZÁ**, a Chilean citizen, married, a civil engineer by profession, domiciled at Santa Rosa number seventy six, Santiago, and holder of identity card number four million four hundred fifty five thousand seven hundred four, dash five, on behalf of EMPRESA NACIONAL DE ELECTRICIDAD S.A., as certified, a loosely held corporation in the line of business as per its name, domiciled at the same address, hereinafter, the "RECIPIENT COMPANY"; all attendees are of legal age and certify their identities by means of the aforementioned identity cards, and state: That they are here to subscribe the following Agreement (hereinafter, the "AGREEMENT") pursuant to the provisions of article forty seven of the Constitutional Organizational Law of the Chilean Central Bank, contained in ARTICLE ONE of Law number eighteen thousand eight hundred forty, the purpose of which is to establish the foreign exchange scheme which is to govern the investment to be made pursuant to the provisions set forth in Chapter Twenty Six, Title One of the Compendium on Foreign Exchange Rules of the Chilean Central Bank, approved by Agreement number thirty seven dash zero one dash nine zero zero six two five and its subsequent amendments,

hereinafter, "CHAPTER TWENTY SIX". **ONE**: The parties hereto state for the record that this Agreement is subscribed taking into account the following background information: a) The request submitted to the Bank by the **BANKING INSTITUTION** and the **RECIPIENT COMPANY**, on June twenty second, nineteen ninety four, for the purposes of submitting to the provisions of CHAPTER TWENTY SIX, Heading One, of the Compendium of Foreign Exchange Rules of the Chilean Central Bank, and subscribe the Agreement referred to therein. b) Letter number seven thousand six hundred eighty by the Manager of the International Division of the BANK, dated July thirteenth, nineteen ninety four, whereby approval was granted of the application mentioned in letter a) above; c) The fact that the RECIPIENT COMPANY has non-subscribed and non-paid shares available for the capital increase approved by its Special Shareholders' Meeting held on April twenty first, nineteen ninety four, summarized in a public instrument on April twenty ninth, nineteen ninety four at the Santiago Public Notary's Office of Mr. Mario Baros Gonzalez. d) The BANKING COMPANY has expressed in the application referred to in letter [a] above, that as agent on its own behalf and on behalf of foreign investors, hereinafter, the "INVESTORS", and of Credit Suisse First Boston Corporation; Goldman, Sachs & Co., and Merrill Lynch, Pierce Fenner & Smith Incorporated, as Underwriters, hereinafter the "UNDERWRITERS", all domiciled and residing abroad, it shall proceed to subscribed and pay up to two hundred million shares of those referred to in letter c) above, as provided for in CHAPTER TWENTY SIX. These shares are to be represented by certificates issued by the BANKING

INSTITUTION, called "American Depository Receipts", hereinafter, the "CERTFICATES", which will be underwritten by means of a public offering. e) The INVESTORS and/or the UNDERWRITERS shall provide the Banking Institution the revenue in foreign currency that the latter shall enter into the country and convert on the Formal Exchange Market for the purpose of using the product of such a conversion for subscribing and paying the referred shares and amounts of expenses and taxes applicable to the transaction, if any. f) The BANKING INSTITUTION: i) shall issue the CERTFICATES as depository, ii) said CERTFICATES shall include the rights of their holders over a certain amount of shares of the RECIPIENT COMPANY, and iii) the BANKING INSTITUTION shall keep a registry of the CERTFICATES wherein their holders shall be identified. g) The shares represented by the CERTIFICATES shall be registered in the Shareholders' Registry of the RECIPIENT COMPANY under the BANKING INSTITUTION's name itself or as agent in its own name on behalf of the holders of the CERTIFICATES, and shall be deposited with Citibank N.A., a banking institution established in the country domiciled at Ahumada number forty, Santiago, which shall act as custodian, hereinafter, the "CUSTODIAN BANK". h) The Agreement subscribed between the BANKING INSTITUTION and the CUSTODIAN BANK and authorized on June twenty seventh, nineteen ninety four, before Notary Public of Santiago, Mr. Humberto Santelices Narducci, which only applies with regard to the actions the CUSTODIAN BANK is to carry out pursuant to the provisions of CHAPTER TWENTY SIX. i) The certification issued by the Superintendence of Securities and Insurance, on June tenth, nineteen ninety four, certifying that the RECIPIENT COMPANY is in compliance with the requirements indicated

in letter (c), of section two point three of CHAPTER TWENTY SIX. j) The certification issued by the UNDERWRITERS on July twenty fifth, nineteen ninety four, regarding the fact that the underwriting agreement the subscription of which took place on July twenty seventh, nineteen ninety four, between the RECIPIENT COMPANY and the UNDERWRITERS sets forth that the latter are under the obligation of purchasing at least ninety percent of the initial issuance of the CERTIFICATES if they are not able to be underwritten by the investors. INITIAL ISSUANCE is understood to be CERTIFICATES representing up to two hundred million shares of the RECIPIENT COMPANY, issued to the account of the capital increase referred to in letter c) above. **TWO**: The BANKING INSTITUTION is hereby authorized to conduct capital increases for the amount of at least twenty five million dollars in currency of the United States of America within ninety days following the date of this Agreement, pursuant to the provisions set forth in section number four of CHAPTER TWENTY SIX, revenue which it shall convert to local currency on the same day it enters the country, whereby within sixty banking business days following the conversion, the product of such conversion shall be allocated to acquiring a portion or all of the shares indicated in letter [d] of Clause One. The exchange rate at which the respective transaction shall be conducted shall be freely convened by the BANKING INSTITUTION with one or more banking institutions established in the country. For the sole purposes of such revenue entering the country and being converted, which shall be conducted exclusively on the formal exchange market, the procedure shall be as per the provisions set forth in Chapter Fourteen, Heading One of the Compendium of Foreign Exchange Rules of the Chilean Central Bank, with the special indication that the

object of the entry of such capital revenue is: "Chapter Twenty Six, Heading One, Compendium of Foreign Exchange Rules of the Chilean Central Bank". **THREE**: Once each entry has been made of the capital revenue referred to in the above clause, the BANKING INSTITUTION shall notify the MANAGEMENT OF THE INTERNATIONAL DIVISION OF THE BANK, hereinafter, the "DIVISION MANAGEMENT", that it has proceeded to subscribe and pay the relevant shares. The foregoing notification, which should be sent to the DIVISION MANAGEMENT within sixty days following the respective conversion of the relevant capital revenue, should contain the following information: a) Number of shares acquired and net value paid for them, b) detail and amount of expenses and taxes applicable to the acquisition of the shares, if any; c) certification issued by the RECIPIENT COMPANY, signed by the Manager or Legal Representative, indicating that the shares acquired are registered under the BANKING INSTITUTION's name in the Shareholders' Registry of the RECIPIENT COMPANY. d) certification issued by the CUSTODIAN BANK regarding the fact that it holds the acquired shares under its custody, and e) Certification by the BANKING INSTITUTION indicating that it has proceeded to issue the relevant CERTIFICATES and has registered the same. **FOUR**: This same AGREEMENT may be claimed for any new capital revenue brought to the country by the BANKING INSTITUTION for the purposes of subscribing and paying for shares representing capital increases of the RECIPIENT COMPANY made pursuant to agreements convened at the aforementioned Special Shareholders' Meeting, which may have remained unsubscribed by its shareholders or under preferential option subscription by assignees. Such capital revenue should be in currencies generally accepted on foreign exchange markets, which are deemed to be those

published by the BANK pursuant to article forty four of the Constitutional Organizational Law, and should be converted to local currency through a banking institution established in the country on the same day of entry, and sixty banking business days following the transaction it should be allocated to the subscription and payment of the shares relevant to the capital increase and the amounts pertinent to expenses and taxes applicable to such a purchase, if any. In the situation contemplated in this clause, it shall be indicated upon entering the new capital revenue, that such an entry is conducted as per the provisions set forth in section four point two of CHAPTER TWENTY SIX, and the information referred to in letters [a], [d] and [e] of section two point three of the same Chapter shall be included. These new entries of capital revenue shall remain under this AGREEMENT as of their date of entry once the BANKING INSTITUTION notifies the DIVISION MANAGEMENT that it has conducted the acquisition of shares of the RECIPIENT COMPANY, notification which shall be required to be made within sixty business banking days following the subscription and payment of such shares and shall include the information referred to in clause Three above. **FIVE:** In the exercise of the powers conferred to it in Article forty-seven of its Organizational Law, the BANK hereby grants the BANKING INSTITUTION access to the Formal Foreign Exchange Market, in accordance with the provisions set forth in CHAPTER TWENTY-SIX, number eight, to transfer the product in pesos, in the national legal tender, of the following abroad: a) The net dividends which the RECIPIENT COMPANY agrees to distribute. The BANKING INSTITUTION must adopt the procedures it deems pertinent for providing the holders of the CERTIFICATES with the portion of the dividends it has received on their behalf; b) the net product

of total or partial transfers of ownership conducted in a round through the Stock Exchange referred to in Clause Six, of the shares which it has held and which have been registered in its name in the RECIPIENT COMPANY Shareholders' Registry. The aforementioned right of access shall also be granted for the product of total or partial transfers of ownership over paid-up shares or those which result from divisions, mergers, capital decreases, liquidation of corporations, or other similar circumstances, or from the transfer of preferential options or rights. In order to exercise the right of access referred to above, which only applies to those with legal addresses and residence abroad, the DIVISION MANAGEMENT must be submitted an application in accordance with the terms set forth in numbers seven and eleven of CHAPTER TWENTY-SIX, as the case may be. **SIX:** This AGREEMENT shall also apply to capital revenue brought to the country by individuals or legal entities with legal addresses and residence abroad in foreign currencies generally accepted in foreign exchange markets, which shall be interpreted as those indicated in Clause Four, for the purposes of purchasing shares from the RECIPIENT COMPANY in rounds through the Santiago Stock Exchange, Stock Exchange; the Chilean Electronic Stock Exchange, Securities Market, or Brokers Exchange, all of them Stock Exchanges, hereinafter called, "STOCK EXCHANGES". The aforementioned persons who produce said capital revenue shall be entitled to the rights referred to in this AGREEMENT and CHAPTER TWENTY-SIX, and shall only be deemed parties to the Agreement as of the moment they fulfill the requirements established in CHAPTER TWENTY-SIX, number ten, and exercise their rights in the manner indicated therein. **SEVEN:** CERTIFICATE holders may at any time require that the BANKING INSTITUTION that issues the same

substitute them for the relevant amount of RECIPIENT COMPANY shares which they represent, for the purposes of which the measures necessary for transferring the relevant shares to their holder and registering the same in the RECIPIENT COMPANY Shareholders' Registry must also be adopted. Those who purchase shares in accordance with the provisions set forth in the above paragraph may transfer the ownership of said shares or the rights generated by the same on the STOCK EXCHANGES at any time while they are holders of said shares or rights. The relevant right of access must be exercised by its holder in the manner provided for in CHAPTER TWENTY-SIX, numbers eleven. This right may also be exercised by successors or legal entities with legal addresses and residence abroad who have purchased the relevant shares or rights as a result of a liquidation, division, merger—or similar circumstance—by the legal entity which was the former holder of the same. For the purposes of this clause, the shareholders and holders of the relevant rights shall be subject to each and every one of the requirements and conditions included in CHAPTER TWENTY-SIX. **EIGHT:** The persons who enter capital revenue to the country in accordance with Clause Six above and are covered by this AGREEMENT, as a result may deposit all or part of the shares purchased with the product of the conversion of said capital in the CUSTODIAN BANK, in exchange for the relevant CERTIFICATES. Furthermore, the persons who have received shares from the RECIPIENT COMPANY in exchange for CERTIFICATES in accordance with the transaction described in Clause Seven above, and who as a result of the right to access the Formal Exchange Market referred to in this AGREEMENT may again deposit all or part of the same RECIPIENT COMPANY shares in the CUSTODIAN BANK in exchange for the relevant CERTIFICATES. In any of the cases

listed in this clause, the BANKING INSTITUTION shall subrogate the depositor of RECIPIENT COMPANY shares in the right to access the Formal Exchange Market to which the latter is entitled pursuant to this AGREEMENT. In the event that the transfer is partial, the depositor of RECIPIENT COMPANY shares shall maintain its right to access the Formal Exchange Market for the shares which remain in its power. **NINE:** The BANK shall authorize the entity participating in the Formal Exchange Market to conduct the pertinent transfers abroad once the holder or its representative submits the respective application to the DIVISION MANAGEMENT, having included the pertinent information, whether it is the relevant holder or the source of the revenue resulting in said access, in accordance with the provisions set forth in number eleven of CHAPTER TWENTY-SIX. In the event that the BANK fails to reply to the respective applications for access submitted to it in accordance with this clause within a timeframe of seven banking business days as of the date of receipt by the DIVISION MANAGEMENT, said applications shall be considered as approved upon certification by the BANK's Authenticating Officer, issued within the third banking business day following submission of the relevant application based on the referred failure to issue a reply within the timeframe indicated. **TEN:** The BANK hereby waives the RECIPIENT COMPANY of its obligation to convert the foreign currency it acquires on the Formal Foreign Exchange Market into pesos, the national legal tender, for the purposes of paying UNDERWRITERS a commission of up to four percent of the value of CERTIFICATES actually underwritten in the INITIAL ISSUANCE, and of up to one million, four hundred thousand United States dollars for the purposes of reimbursing expenses incurred by the RECIPIENT COMPANY abroad. The percentile commission referred to

shall become due and payable the same day each foreign currency entered is converted. The expenses reimbursed shall be due and payable from the same day the income in foreign currency is converted as the first purchase of the CERTIFICATES from the INITIAL ISSUANCE to the ninetieth day following said conversion. The RECIPIENT COMPANY shall attest to fulfillment of this obligation before the BANK by reporting the number of each Computer List of Foreign Exchange Invisible Trade Operations (Expenditure) for the foreign currency purchase, directly to International Financing Transactions Management within the two banking business days following the day it is put together. **ELEVEN:** In cases entailing the capital revenues referred to in Clause Six of this COVENTION in which the purchase of RECIPIENT COMPANY shares is not executed for any reason within sixty days as of the conversion of the respective revenue, the holder may request the BANK to grant it access to the Formal Foreign Currency Market for the purposes of transferring the revenue obtained abroad. To exercise this right, it must submit the relevant application to the DIVISION MANAGEMENT within ninety days following the conversion of the respective capital revenue. **TWELVE:** For all the purposes of this AGREEMENT and of the provisions contained in CHAPTER TWENTY-SIX, the parties hereby stipulate that the investments and transfers referred to in the clauses and regulations shall only be carried out on the Formal Exchange Market, and they must conduct the relevant transfer using foreign currency purchased on said market. Furthermore, the parties hereby attest to the fact that any matters which are not regulated in this AGREEMENT shall be governed by each and every one of the provisions, conditions, and obligations set forth in CHAPTER TWENTY-SIX. **THIRTEEN:** The effects of this AGREEMENT shall be

contingent upon fulfillment of the following essential conditions: a) The underwriting agreement referred to in paragraph [j] of Clause One, duly signed by the parties, through which the obligation referred to in said clause is taken on, must be submitted to the DIVISION MANAGEMENT within a timeframe of sixty calendar days as of the date of this AGREEMENT; b) Entry of the capital revenue referred to in Clause Two, in the manner and in accordance with the terms established therein; c) The notification referred to in Clause Three must be sent promptly and in the manner provided for therein. **FOURTEEN:** Any expenses, rights, or taxes which result from this AGREEMENT shall be charged to the RECIPIENT COMPANY, which binds itself to deliver two authorized copies of the relevant instrument to the DIVISION MANAGEMENT within ten days of the date on which it is signed. **FIFTEEN:** For all the legal and court-related purposes of this AGREEMENT, the parties hereby establish their legal address in the city of Santiago and submit themselves to the jurisdiction of the Courts established in said city, and expressly extend the respective venue. **LEGAL REPRESENTATION:** Mr. MIGUEL FONSECA ESCOBAR's power to legally represent the Central Bank of Chile is attested to in Agreement two seven eight dash zero one dash nine three zero three one eight issued by its Board of Directors on March eighteen, nineteen ninety three, and its subsequent amendments. Mr. DIEGO PERALTA VALENZUELA's power to legally represent the BANKING INSTITUTION is attested to in public instrument dated August nineteenth, nineteen ninety three in New York, U.S.A., and certified before Santiago Notary Public Mr. Humberto Santelices Narducci on August twenty sixth nineteen ninety three. Mr. JAIME BAUZÁ BAUZÁ's power to legally represent the RECIPIENT COMPANY is attested to in the

public instrument dated May thirteenth, nineteen ninety four, issued at the Santiago Notary Public's Office of Mr. Mario Baros Gonzalez. The above legal representations are excluded from this document at the request of the parties and authorizing Notary, as they are known to the same. In witness whereof, I hereby certify and attest to the parties signing this instrument after having read the same in the presence of this Notary's employee, Gloria Aguilera Arancibia.

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I HEREBY CERTIFY THAT THIS PHOTOCOPY IS TRUE TO ITS ORIGINAL.

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